Exhibit 8.1

                            SULLIVAN & WORCESTER LLP
                             One Post Office Square
                           Boston, Massachusetts 02109




                                                 February 18, 1998





Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts  02158

Ladies and Gentlemen:

         In connection with the registration by Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), of its common shares of beneficial interest (the "Securities"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as
Exhibit 8.1 to the Company's Current Report on Form 8-K, to be filed within one week of the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-43573 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed the Company's declaration of trust, as amended and restated, the by-laws of the Company, the prospectus supplement dated February 18, 1998 (the "Prospectus Supplement") to the final prospectus dated January 15, 1998 (the "Base Prospectus", and as supplemented by the Prospectus Supplement, the "Prospectus") which forms a part of the Registration Statement, and the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed under the Exchange Act (the "Annual Report"). We have reviewed the sections of the Annual Report captioned "Taxation of the Company" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the section in the Prospectus Supplement captioned "Federal Income Tax Consequences." With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Prospectus


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Hospitality Properties Trust
February 18, 1998
Page 2


and the Annual Report, and in the documents incorporated therein by reference, and on representations made to us by the officers of the Company. We have not independently verified such information; nothing has come to our attention, however, which would lead us to believe that we are not entitled to rely on such information.

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Taxation of the Company" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," and in the section of the Prospectus Supplement captioned "Federal Income Tax Consequences," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.

         Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Taxation of the Company" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the discussion in the Prospectus Supplement captioned "Federal Income Tax Consequences," in all material respects are accurate and fairly summarize the Tax Laws issues and ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.


                                           Very truly yours,

                                           /s/ Sullivan & Worcester LLP

                                           SULLIVAN & WORCESTER LLP